UNIT CORPORATION

                         GRANT OF INCENTIVE STOCK OPTION


Date of Grant: ____________________, 20___

     This Grant, dated as of the date of grant first stated above (the "Date of Grant") is delivered by UNIT CORPORATION, a Delaware corporation (hereinafter called "Corporation") (to the extent necessary the term Corporation shall also be deemed to include all wholly owned subsidiaries of Unit Corporation), to ____________________, who is an employee of Corporation (hereinafter called "Optionee");

                              W I T N E S S E T H :

     WHEREAS, Corporation desires to afford the Optionee an option to purchase shares of its Common Stock, par value $00.20 per share, (hereinafter called "Common Stock"), as hereinafter provided, in order to carry out the purposes of the Unit Corporation Amended and Restated Stock Option Plan, adopted by the Board of Directors of the Corporation on December 15, 1983, as last amended and restated effective February 15, 2000, as may subsequently be amended and/or restated (hereinafter called the "Plan").

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereby agree as follows:

     1. Grant of Option. Subject to the terms and conditions hereinafter set forth, the Corporation hereby grants to the Optionee, as of the Date of Grant, an option to purchase up to __________ shares of Common Stock at a price of $__________ per share, the fair market value. Such option is hereinafter referred to as the "Option" and the shares of Common Stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares." The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under section 422 of the Internal Revenue Code of 1986).

     2. Time of Exercise of Option. During the period ending twelve months after the grant of this Option, it may not be exercised as to any of the Option Shares; during the period beginning twelve months after the grant of this Option and ending twenty-four months after the grant of this Option, it may be exercised as to an aggregate number of shares which is not more than 20% of the total number of Option Shares; during the period beginning twenty-four months after the grant of this Option and ending thirty-six months after the grant of this Option, it may be exercised as to an aggregate number of shares which is not more than 40% of the total number of Option Shares; and during the period beginning thirty-six months after the grant of this Option and ending forty-eight months after the grant of this Option, it may be exercised as to an aggregate number of shares which is not more than 60% of the total number of Option Shares; during the period beginning forty-eight months after the grant of this Option and ending sixty months after the grant of this Option, it may be exercised as to an aggregate number of shares which is not more that 80% of the total number of Option Shares; and, during the period beginning sixty months after the grant of this Option and ending with the expiration or termination of this Option, it may be exercised as to an aggregate number of shares which is equal to the total number of Option Shares.

     3. Method of Exercise and Payment.

     (a) Subject to all of the provisions hereof the Option may be exercised by the Optionee delivering to the Compensation Committee of the Board of Directors (the "Committee") on any business day a written notice specifying the number of Option Shares the Optionee then desires to purchase. The option price for the Option Shares to be purchased shall be payable (i) in cash upon the exercise of the Option by cash or by check, (ii) by delivery to the Corporation of shares of Common Stock, or (iii) any combination of (i) and (ii). If any portion of the purchase price is paid by delivery to the Corporation of shares of its Common Stock, the aggregate fair market value of such shares shall be credited against the purchase price.

     (b) As soon as is practicable after the exercise date specified in the Optionee's notice, the Corporation shall cause to be delivered to the Optionee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Common Stock or reacquired Common Stock, as the Corporation may elect) upon full payment for such Option Shares. The obligation of the Corporation to deliver Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Common Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     If the Optionee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Optionee's right to purchase such Option Shares may be terminated by the Corporation. The date specified in the Optionee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

     5. General Restrictions. Except as limited by Section 6 below and subject to the express restrictions of Section 2 above, the Option may be exercised at any time, and from time to time, in whole or in part, until the termination thereof as set below in Section 13, or until all Option Shares covered by the Option shall have been purchased, whichever first occurs. During the lifetime of the Optionee, the Option shall be exercisable only by him or her and, except as provided in Section 6 hereof, shall not be assignable or transferable by him or her and no other person shall acquire any rights therein.

     6. Death and Termination of Employment. In the event of the death of the Optionee while in the employ of the Corporation or any of its Subsidiaries, the Option, to the extent not theretofore exercised, and as hereinafter limited, may be exercised in full or in part by the estate of the Optionee, or by a person who acquired the right to exercise such Option by bequest or inheritance from such Optionee at any time, or from time to time, within (and in no event after) six months after the date of the Optionee's death, but not later than the date on which the Option would otherwise expire; provided, however, that the Option may be exercised as to no more than the aggregate number of Option Shares which could have been purchased by the deceased Optionee by exercise of this Option on the date of his or her death.

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
     If the employment of the Optionee is terminated by reason of disability (within the meaning of Section 22 (e)(3) of the Internal Revenue Code of 1986, the Option, to the extent not theretofore exercised, and as hereinafter limited, may be exercised in full or in part at any time or from time to time, within (and in no event after) three months after the effective date of such termination, but not later than the date on which the Option would otherwise expire; provided, however, that the Option may be exercised as to no more than the aggregate number of Option Shares which could have been purchased by the disabled Optionee by exercise of this Option on the effective date of the termination of his or her employment.

     If the employment of the Optionee is terminated for any reason other than death or disability as above provided, the Option held by such Optionee, to the extent not theretofore exercised and as hereinafter limited, may be exercised in full or in part at any time or from time to time within (and in no event after) 30 days after the effective date of such termination, but not later than the date on which the Option would otherwise expire; provided, however, that the Option may be exercised as to no more than the aggregate number of Option Shares which could have been purchased by the Optionee by exercise of this Option on the effective date of the termination of his or her employment. If the Optionee's employment is terminated by retirement in accordance with any normal retirement policies of the Corporation, if any, as determined by the Committee, or if the Optionee's employment is otherwise terminated and the Committee determines it would be desirable to allow exercise of the Option following termination, the Option, to the extent not theretofore exercised and as hereinafter limited, may be exercised in whole or in part, at any time or from time to time, within and in no event after a period of three months after the effective date of such termination of employment, but not later than the date on which the Option would otherwise expire; provided, however, that the Option may be exercised as to no more than the aggregate number of Option Shares which could have been purchased by the Optionee on the effective date of such termination of employment.

     The employment of the Optionee shall not be deemed to have terminated if the Optionee is an employee of the Corporation who is absent upon a bona fide leave of absence (including absence for military or governmental service in which the employee's reemployment rights are guaranteed and to the extent such rights are guaranteed) or who is transferred to and becomes an employee of a subsidiary or a parent corporation of the Corporation, or a parent or subsidiary corporation of such corporation issuing or assuming the stock option or a transaction to which Section 424 of the Internal Revenue Code of 1986 applies. Whether a corporation is a "parent or subsidiary corporation" with respect to another corporation shall be determined under Section 424 of the Internal Revenue Code of 1986.

     7. Reorganization, Liquidation or Change in Control. If the Corporation is reorganized or consolidated or merged with or acquired by another corporation, the Optionee shall be entitled to receive options covering shares of such reorganized, consolidated, merged or acquired company in the same proportion, at an equivalent price, and subject to the same conditions set forth herein. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the Option immediately after the reorganization, consolidation, merger or acquisition over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the Option immediately before such reorganization, consolidation, merger or acquisition over the aggregate option price of such shares, and the new option or assumption of the old option shall not give the Optionee additional benefits which he or she did not have under the old option, or deprive him or her of benefits which he or she had under the old option.

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
     In the event of any (i) dissolution or liquidation of the Corporation, (ii) reorganization, merger, consolidation or acquisition involving the Corporation which results in a "change in control" (as hereinafter defined) or (iii) sale or disposition of substantially all of the assets of the Corporation to an entity other than a wholly owned subsidiary of the Corporation, the Corporation shall give the Optionee written notice that such dissolution, liquidation, reorganization, merger, consolidation, acquisition, sale or disposition is to occur at least sixty days prior to the effective date thereof and the Optionee shall have the right to exercise his or her Option in whole or in part at any time after the date of such notice and before the date on which the Option would otherwise expire, to the extent not theretofore exercised, without regard to any restrictions on exercise contained in Section 2 above.

     In the event of a "change in control" of the Corporation as hereinafter defined, the Optionee shall be permitted to exercise the option in full and without regard to any requirements as to installment exercise contained in
Section 2 above at any time thereafter and prior to the expiration of this Option as set forth in Section 13 hereof.

     A "change in control" shall be deemed to have occurred when any "person" (as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") other than the Corporation or an Exempt Person (as hereinafter defined) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities. For these purposes the term "Exempt person" shall mean:

     (a) Any person who, on the date of this Agreement, owns beneficially securities of the Corporation representing more than 20% of the combined voting power of the Corporation's then outstanding securities, and any spouse, parent, or issue (either natural or adopted) of such person.

     (b) Any corporation or other business entity all of the outstanding securities or interests of which are beneficially owned (i) by all of the former beneficial shareholders of the Corporation, as the same shall have existed immediately prior to such transaction in the same proportions in which they beneficially owned securities of the Corporation immediately prior to such transaction, or (ii) by any one or more of the persons described in (a) above.

     (c)  The estate of any person described in (a) above.

     (d) Any trust of which any person described in (a) above is considered to be the owner under the applicable rules of Subchapter J of the Code relating to grantors and others being treated as substantial owners.

     (e) Any trust with respect to which the aggregate actuarial value of the beneficial interests of persons described in (a) above exceeds 50% of the value of the trust property as determined under the applicable rules of Section 318(a)(3)(B)(i) of the Code.

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

     8. Recapitalization. If the shares of Common Stock as a whole are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Corporation, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment may be made in the number, kinds, and per share exercise price of shares subject to any unexercised portion of the Option granted prior to any such change. Any such adjustment in the Option, however, shall be made without a change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share of Common Stock covered by the Option.

     To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive provided that the Option shall not be adjusted in a manner that causes the option to fail to continue to qualify as an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986.

     9. Rights as a Stockholder. The Optionee, or a transferee of the Option, shall have no rights as a stockholder with respect to any Option Shares until the date of the issuance of a stock certificate to him or her for such Option Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8 hereof.

     10. Purchase for Investment. Optionee represents that he or she accepts the Option granted herein, and any stock received pursuant to exercise of the Option for his or her own account for investment and not with a view to, or for resale in connection with any distribution by him or her. Optionee further represents that he or she will not resell or otherwise dispose of any Option Shares received pursuant to exercise of the Option except in accordance with the provisions of the Securities Act of 1933, as amended, and all of the Federal and State laws applicable to such resale or other disposition.

     11. Plan Controlling Document. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

     12. Fair Market Value. For the purposes hereof, if the Corporation's Common Stock is traded upon an established stock exchange or exchanges, the fair market value of shares of Common Stock so delivered to the Corporation shall be determined to be the highest closing price of the Corporation's Common Stock on such stock exchange or exchanges on the day the shares are delivered to the Corporation by the Optionee; or if no sale of the Corporation's Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock; provided, however, that during such time as the Corporation's Common Stock is not listed upon an established stock exchange, the fair market value for such shares shall be the mean between dealer "bid" and "ask" prices of the Corporation's Common Stock in the New York

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
over-the-counter market, as reported by the National Association of Securities Dealers, on the day the shares are delivered to the Corporation.

     13. Expiration of Option. Anything contained in this instrument to the contrary notwithstanding, the Option, to the extent not theretofore exercised, shall terminate and become null and void after the expiration of ten (10) years from the Date of Grant, or, if earlier, upon the first to occur of:

          (1) the expiration of the three months period beginning with the Optionee's death, as provided in Section 6; or

          (2) the expiration of the three months period beginning with the effective date of termination of the Optionee's employment by reason of disability, as provided in Section 6, or

          (3) the expiration of the 30 days period beginning with the effective date of the Optionee's termination of employment other than by reason of death or disability (as described in Section 6) or by reason of normal retirement, and if the expiration date has not otherwise been extended pursuant to Section 6; or

          (4) the expiration of the three months period beginning with the effective date of the Optionee's retirement in accordance with the Corporation's normal retirement practices or beginning with the effective date of the Optionee's termination of employment (but only if the Committee has elected to permit post-termination exercise), all as provided in
     Section 6.

     14. Employment Not Affected. The granting of the Option nor its exercise shall not be construed as granting to the Optionee any right with respect to continuance of employment of the Corporation. Except as may otherwise be limited by a written agreement between the Corporation and the Optionee, the right of the Corporation to terminate at will the Optionee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Corporation, as the Corporation or on behalf of the Corporation (whichever the case may be), and acknowledged by the Optionee.

     15. Amendment of Option. The Option may be amended by the Board of Directors of the Corporation or the Committee at any time (i) if the Board of Directors of the Corporation or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Optionee.

     16. Governing Law. The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Oklahoma, except to the extent preempted by federal law, which shall to the extent govern.

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
     IN WITNESS WHEREOF, the parties hereto have executed this Incentive Stock Option Agreement as of the day and year first above written.

                                                   UNIT CORPORATION



                                        By: _________________________________
                                             ____________________, President


                                         __________________________________
                                           ____________________, Optionee
























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                                 End of Filing